Company Contact:	Investor Relations:
Timothy C. Dec	John McNamara
Chief Financial Officer	Cameron Associates
Fortress International Group, Inc.	(212) 245-8800 x 205
Phone: (410) 312-9988 x 224	john@cameronassoc.com

FOR IMMEDIATE RELEASE:

Fortress International Group, Inc. Announces 2008 First Quarter Financial Results

Backlog reaches $207.5 million

Forecasts $3 Million Adjusted EBITDA for 2008 Full Year

COLUMBIA, MD - May 13, 2008 - Fortress International Group Inc. (NASDAQ: FIGI), a company providing comprehensive services for the planning, design, development and maintenance of mission-critical facilities and information infrastructure, announced today financial results for the first quarter of 2008.

For the first quarter ended March 31, 2008, the Company reported revenue of $19.4 million and a net loss of $2.3 million, or $ 0.19 per basic and diluted share compared to revenue of $8.7 million and a net loss of $1.0 million or $0.09 per basic and diluted share for the first quarter of 2007. The adjusted EBITDA loss for the quarter ended March 31, 2008 was approximately $935 thousand compared to an adjusted EBITDA loss of $876 thousand for the first quarter of 2007.

The Company defines adjusted EBITDA as earnings before non-cash stock-based compensation, interest, taxes, depreciation and amortization. The Company uses adjusted EBITDA as a measure of the Company’s operating trends. Investors are cautioned that adjusted EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Adjusted EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Adjusted EBITDA Reconciliation" following the Consolidated Statements of Operations included in this press release.

Commenting on the results, Chief Executive Officer, Thomas P. Rosato said, “Our new business efforts continued to yield strong results as can be seen in growing backlog, which increased 20% from December 31, 2007. Through the first quarter of 2008, we were awarded $54.0 million in new business and the pace of new projects is expected to continue to be strong. The first quarter presented us with the challenge of a few customers who had delayed the start-up of some large projects. These delays had an impact on revenues in the first quarter of 2008. However, we have been in recent discussions with those customers and we now have more clarity and we anticipate that these projects will begin converting to revenue this year. Our reputation for high-quality works continues to grow as evidenced by our extensive customer list which contains many of the most well-known companies and organizations in the country.”

Commenting on the financial results, Chief Financial Officer Timothy C. Dec said, “Despite the challenging environment for corporate spending, we generated both year over year and sequential revenue growth. Our financial position remains strong with $8.4 million in cash. Our backlog at March 31, 2008 was at a Company historic high of $207.5 million. We believe that the size of our backlog, its ongoing growth and our expected timeline for the conversion of backlog to revenue, now allow us to offer some financial guidance. We believe that we will generate revenue of between $120 and $125 million for the full calendar year with an adjusted EBITDA of $3 million for the full year.

The Company will conduct a conference call and webcast to discuss its financial results on Wednesday May 14 at 8:30 a.m. ET. The call may be accessed live by dialing 877-440-5804 five minutes before the start of the call. An accompanying slide presentation will be available via the Internet at:

www.thefigi.com

The webcast and conference call will be archived after its completion and will remain available through May 28, 2008 by dialing 888-203-1112 and entering replay passcode 8443214.

FORTRESS INTERNATIONAL GROUP, INC.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
Current Assets
Cash and cash equivalents	$8,391,830	$13,172,210
Contract and other receivables, net	12,221,311	18,349,140
Costs and estimated earnings in excess
of billings on uncompleted contracts	1,428,688	1,322,254
Prepaid expenses and other current assets	606,526	301,487
Income taxes receivable	893,322	893,322
Total current assets	23,541,677	34,038,413

Property and equipment, net	1,017,451	1,044,545
Goodwill	22,429,483	20,714,967
Intangible assets, net	21,585,826	21,089,136
Other assets	814,414	512,000
Total assets	$69,388,851	$77,399,061

Liabilities and Stockholders' Equity
Current Liabilities
Notes payable, current portion	$224,100	$1,650,306
Accounts payable and accrued expenses	11,691,848	16,121,492
Billings in excess of costs and
estimated earnings on uncompleted
contracts	2,814,715	3,880,279
Total current liabilities	14,730,663	21,652,077

Notes payable, less current portion	8,239,544	7,848,661
Other liabilities	44,648	44,648
Total liabilities	23,014,855	29,545,386

Commitments and Contingencies	-	-
Stockholders' Equity
Preferred stock -- $.0001 par value;
1,000,000 shares authorized; no
shares issued or outstanding	-	-
Common stock -- $.0001 par value,
100,000,000 shares authorized;
12,247,296 and 12,150,400 issued;
12,089,221 and 11,996,325 outstanding
at March 31, 2008 and December 31, 2007,
respectively	1,224	1,214
Additional paid-in capital	56,088,523	55,268,012
Treasury stock, 158,075 shares at
March 31, 2008 and December 31,
2007, at cost	(814,198)	(814,198)
Accumulated deficit	(8,901,553)	(6,601,353)
Total stockholders' equity	46,373,996	47,853,675
Total liabilities and stockholders' equity	$69,388,851	$77,399,061

FORTRESS INTERNATIONAL GROUP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor (Fortress		Predecessor
	International Group, Inc.)		(TSS/Vortech)
			For the
			period
	For the three	For the three	January 1,
	months ended	months ended	through
	March 31,	March 31,	January 19,
	2008	2007	2007
Results of Operations:
Revenue	$19,432,080	$8,676,937	$1,412,137
Cost of revenue	16,020,878	7,205,566	1,108,276
Gross profit	3,411,202	1,471,371	303,861
Operating expenses:
Selling, general and
administrative	4,806,070	2,637,940	555,103
Depreciation	106,877	55,431	33,660
Amortization of intangibles	755,385	440,454	-
Total operating costs	5,668,332	3,133,825	588,763
Operating loss	(2,257,130)	(1,662,454)	(284,902)
Interest income (expense), net	(43,070)	98,805	3,749
Loss from operations before
income taxes	(2,300,200)	(1,563,649)	(281,153)
Income tax benefit	-	531,641	-
Net loss	$(2,300,200)	$(1,032,008)	$(281,153)
Per Common Share (Basic and Diluted):
Basic and diluted net loss	$(0.19)	$(0.09)	$-
Weighted average common shares
outstanding-basic and diluted	12,073,072	11,390,487	-

FORTRESS INTERNATIONAL GROUP, INC.
ADJUSTED EBITDA RECONCILIATION

	Successor (Fortress		Predecessor
	International Group, Inc.)		(TSS/Vortech)
			For the
			period
	For the three	For the three	January 1,
	months ended	months ended	through
	March 31,	March 31,	January 19,
	2008	2007	2007
Net loss	$(2,300,200)	$(1,032,008)	$(281,153)
Interest	43,070	(98,805)	(3,749)
Taxes	-	(531,641)	-
Depreciation	106,877	55,431	33,660
Amortization	857,310	529,052	-
EBITDA	(1,292,943)	(1,077,971)	(251,242)
Non-cash equity based compensation	357,746	202,359	-
Adjusted EBITDA	$(935,197)	$(875,612)	$(251,242)

ABOUT FORTRESS INTERNATIONAL GROUP, INC.

Fortress International Group, Inc. (FIGI), operating through its principal division Total Site Solutions (TSS), plans, designs, builds and maintains specialized facilities such as data centers, trading floors, call centers, network operation centers, communication facilities, laboratories and secure facilities. For more than a quarter-century, the TSS team has pioneered building robust and scalable infrastructure into mission-critical facilities. The firm offers unsurpassed expertise in the infrastructure systems (electrical, mechanical, telecommunications, security, fire protection and building automation) that are the critical facility's lifeblood. TSS’s comprehensive portfolio of services and multi-disciplinary expertise provide customers a highly respected single source for critical services that bridge the gap between IT and facilities.

Headquartered in the Baltimore-Washington corridor, FIGI provides complete turnkey facility services from the initial planning stages, to construction, to ongoing maintenance of the completed project. Its clients include the world's most demanding mission-critical organizations, including Fortune 500 firms and US government agencies. For more information, visit www.totalsiteteam.com or call 888-321-4TSS (4877).

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements”—that is, statements related to future—not past—events, plans, and prospects. In this context, forward-looking statements may address matters such as our expected future business and financial performance, and often contain words such as “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “should,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could adversely affect the Company’s future results include: the Company’s reliance on a significant portion of its revenues from a limited number of customers; the uncertainty as to whether the Company can replace its declining backlog; risks involved in properly managing complex projects; risks relating to revenues under customer contracts, many of which can be canceled on short notice; risks related to the implementation of the Company’s strategic plan, including the ability to make acquisitions and the performance and future integration of acquired businesses; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause the Company’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. The Company does not undertake to update its forward-looking statements.